EXHIBIT 10.25

CREDIT LINE DEED OF TRUST, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT

FROM

ENERGY SEARCH, INCORPORATED

TO

WILLIAM C. MARTIN, Trustee,

AND

SOUTHERN PRODUCER SERVICES, L.P.

Dated as of June 23, 1999

"THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS."

"THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES."

"THE OIL AND GAS INTERESTS INCLUDED IN THE MORTGAGED PROPERTY WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO, AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS."

"MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH IS DESCRIBED IN EXHIBIT A HERETO."

"SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE MORTGAGED PROPERTY IS OR IS TO BE AFFIXED TO THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO, AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS."

"A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE."

"THIS INSTRUMENT IS A FIXTURE FILING."

"THIS INSTRUMENT COVERS MINERALS, INCLUDING OIL AND GAS."

"THIS INSTRUMENT WAS PREPARED BY AND WHEN RECORDED AND/OR FILED RETURNED TO:

Francis R. Bradley~~,~~ III, Esq. Mayer, Brown & Platt 700 Louisiana, Suite 3600 Houston, Texas 77002

CREDIT LINE DEED OF TRUST, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT

          THIS IS A CREDIT LINE DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Mortgage"), made the 23rd day of June, 1999, by and between ENERGY SEARCH, INCORPORATED, a Tennessee corporation, whose address is 280 Fort Saunders West Boulevard, Suite 280, Knoxville, Tennessee 37922, grantor, herein referred to as the "Mortgagor", and WILLIAM C. MARTIN, a resident of Braxton County, West Virginia, "Trustee", whose address is 211 Main Street, Sutton, West Virginia 26601, and SOUTHERN PRODUCER SERVICES, L.P., a Delaware limited partnership, whose address is 1200 Smith Street, Suite 2890, Houston, TX 77022, the secured party, herein referred to as the "Lender".

          1.          Mortgagor and Lender have entered into a Credit Agreement, dated as of June 23, 1999 (herein, as the same may be amended, restated, supplemented or otherwise modified from time to time, called the "Credit Agreement"), pursuant to which Lender has agreed to extend to Mortgagor, and Mortgagor, to evidence its indebtedness to Lender under the Credit Agreement, has executed and delivered to Lender its promissory note, dated June 23, 1999 (herein, as amended, modified, supplemented, renewed or extended, called the "Loan Note"), in the maximum principal amount of $30,000,000, the Loan Note being payable to the order of Lender, bearing interest at the rates provided for therein, having a maturity on or before June 23, 2007, and containing provisions for payment of attorneys' fees and acceleration of maturity in the event of default, as set forth in the Credit Agreement.

          2.           This Mortgage secures future advances which Lender has agreed to make to Mortgagor in accordance with the terms and provisions of the Credit Agreement and the Loan Note. Such future advances are intended to be obligatory within the meaning of West Virginia Code § 38-1-14, up to the amount of Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00). Future advances beyond Sixteen Million Five Hundred Thousand Dollars up to Thirty Million Dollars ($30,000,000.00) are nonobligatory within the meaning of West Virginia Code § 38-LI-14. This Mortgage is security for all indebtedness or other obligations herein specified, without regard to whether the future advances are contracted for at the time of recordation of this Mortgage or whether the Lender readvances principal sums repaid. This Mortgage shall also be security for interest on the principal sums and for taxes, insurance premiums and other obligations, including interest thereon, undertaken by the secured party in this credit line deed of trust or in the related credit agreement, note, contract, or other agreement or evidences of indebtedness or obligations secured thereby. The interest, taxes, insurance premiums and other obligations when added to the total principal amount of the obligations outstanding at any time may increase the amount secured by this Mortgage above the stated maximum amount.

          3.           For all purposes of this instrument, unless the context otherwise requires:

          A.           "oil and gas leases" shall include oil, gas and mineral leases, subleases and assignments thereof, operating rights, and shall also include subleases and assignments of operating rights.

          B.           "Hydrocarbons" shall mean oil, gas and other liquid or gaseous hydrocarbons.

          C.           "Production Sale Contracts" shall mean contracts now in effect, or hereafter entered into by Mortgagor, or entered into by Mortgagor's predecessors in interest, for the sale, purchase, exchange, gathering, transportation, treating or processing of Hydrocarbons produced from the lands described in Exhibit A attached hereto and made a part hereof.

          D.           "lands described in Exhibit A" shall include any lands which are either described in Exhibit A or the description of which is incorporated in Exhibit A by reference to another instrument or document, and shall also include any lands now or hereafter unitized or pooled with lands which are either described in Exhibit A or the description of which is incorporated in Exhibit A by reference.

          E.           "Operating Equipment" shall mean all surface or subsurface machinery, goods, equipment, fixtures, inventory, facilities, supplies or other property of whatsoever kind or nature (excluding drilling rigs, trucks, automotive equipment or other property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on or under any of the lands described in Exhibit A which are useful for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons (together with all accessions, additions and attachments to any thereof), including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, tubular goods, rods, pumping units and engines, christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, tanks, gas systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunk lines), chemicals, solutions, water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading docks, loading racks and shipping facilities.

          F.           "Mortgaged Property" shall mean the properties, rights and interests hereinafter described and defined as the Mortgaged Property.

          G.           "Indebtedness", "Note" and "Notes" shall have the respective meanings set forth in Section 1.2 hereof.

 Unless otherwise defined herein or the context otherwise requires, terms used in this Mortgage, including its preamble and recitals, have the meanings provided in the Credit Agreement.

          NOW, THEREFORE, Mortgagor, for and in consideration of the premises and of the debts and trusts hereinafter mentioned, has granted, bargained, sold, warranted, mortgaged, assigned, transferred and conveyed, and by these presents does grant, bargain, sell, warrant, mortgage, assign, transfer and convey unto Trustee, in trust, with power of sale, for the use and benefit of Lender, all Mortgagor's right, title and interest, whether now owned or hereafter acquired, in and to all of the hereinafter described properties, rights and interests; and, insofar as such properties, rights and interests consist of equipment, general intangibles, accounts, contract rights, inventory, fixtures, proceeds of collateral or any other personal property of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code (as in effect in the appropriate jurisdiction with respect to each of said properties, rights and interests), Mortgagor hereby grants to said Trustee, for the use and benefit of Lender, a security interest therein; namely:

          (a)           the lands described in Exhibit A, and the oil and gas leases, the fee, mineral, overriding royalty, royalty and other interests which are specifically described in Exhibit A,

          (b)           the presently existing and (subject to the terms of Section 2.7 hereof) hereafter arising unitization, unit operating, communitization and pooling agreements and the properties covered and the units created thereby (including, without limitation, all units formed under orders, regulations, rules, approvals, decisions or other official acts of any federal, state or other governmental agency having jurisdiction) which are specifically described in Exhibit A or which relate to any of the properties and interests specifically described in Exhibit A,

          (c)           the Hydrocarbons which are in, under, upon, produced or to be produced from the lands described in Exhibit A,

          (d)           the Production Sale Contracts,

          (e)           the Operating Equipment, together with any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all accounts, contracts, contract rights, options, nominee agreements, operating agreements, processing agreements, farmin agreements, farmout agreements, joint venture agreements, exploration agreements, bottomhole agreements, dryhole agreements, support agreements, acreage contribution agreements, insurance policies, title opinions, title abstracts, title materials and information, files, records, writings, data bases, information, systems, logs, well cores, fluid samples, production data and reports, well testing data and reports, maps, seismic and geophysical, geological and chemical data and information, interpretative and analytical reports of any kind or nature (including, without limitation, reserve studies and reserve evaluations), computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, trademarks, service marks and business names and the goodwill of the business relating thereto, copyrights, copyright registrations, unpatented inventions, patent applications and patents, rights-of-way, franchises, easements, servitudes, surface leases, permits, licenses, tenements, hereditaments, appurtenances, general intangibles, rents, issues, profits, products and proceeds, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid in this granting clause referenced, and all other things of value and incident thereto (including, without limitation, any and all liens, lien rights, security interests and other rights and interests) which Mortgagor might at any time have or be entitled to with respect to the lands described in Exhibit A,

          (f)           the Collateral Account,

          (g)           the Purchase Agreements,

          (h)           all Partnership Agreements, the Joint Operating Agreements and any other operating agreements,

          (i)           the Transportation Agreements, including, without limitation the ESI Transportation Agreement, and

          (j)           all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect Mortgagor against fluctuations in interest rates or currency exchange rates and all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect Mortgagor against fluctuations in commodity prices (including without limitation, the Hedge Agreements).

 all the aforesaid properties, rights and interests, and all products and proceeds of the foregoing, including, without limitation, any insurance proceeds, together with any additions thereto which may be subjected to the lien and security interest of this instrument by means of supplements hereto, being hereinafter called the "Mortgaged Property".

          Subject, however, to (i) the restrictions, exceptions, reservations, conditions, limitations, interests and other matters, if any, set forth or referred to in the specific descriptions of such properties and interests in Exhibit A (including all presently existing royalties, overriding royalties, payments out of production and other burdens which are referred to in Exhibit A and which are taken into consideration in computing any percentage, decimal or fractional interest as set forth in Exhibit A), (ii) the assignment of production contained in Article III hereof, but only insofar and so long as said assignment of production is not inoperative under the provisions of Section 3.5 hereof, and (iii) the condition that neither Trustee nor Lender shall be liable in any respect for the performance of any covenant or obligation of Mortgagor in respect of the Mortgaged Property.

          TO HAVE AND TO HOLD the Mortgaged Property unto Trustee forever to secure the payment of the Indebtedness and to secure the performance of the obligations of Mortgagor herein contained.

          Mortgagor, in consideration of the premises and to induce Lender to make the Loan, hereby covenants and agrees with both Trustee and Lender as follows:

ARTICLE I
Indebtedness Secured

          1.1           Items of Indebtedness Secured. The following items of indebtedness are secured hereby:

          (a)           The Loan Note, and all Obligations and other liabilities of Mortgagor and the other Obligors under the Credit Agreement;

          (b)           Any sums advanced or expenses or costs incurred by Trustee or Lender (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed;

          (c)           Any and all other indebtedness of Mortgagor to Lender now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising;

          (d)           Any and all Hedging Obligations from time to time owing by Mortgagor to Lender or any Affiliate of Lender;

          (e)           Any and all obligations from time to time arising in connection with the Production Sale Contracts,

          (f)           Any and all obligations from time to time arising in connection with the marketing of Hydrocarbons,

          (g)           Any and all obligations from time to time arising in connection with the Warrant; and

          (h)           Any extensions or renewals of all such indebtedness described in subparagraphs (a) through (g) above, whether or not Mortgagor executes any extension agreement or renewal instruments.

          1.2           Indebtedness and the Notes Defined. All the above items of indebtedness are hereinafter collectively referred to as the "Indebtedness". Any promissory note evidencing any part of the Indebtedness, including, without limitation, the Loan Note, is hereinafter referred to as a "Note", and all such promissory notes are hereinafter referred to collectively as the "Notes".

ARTICLE II
Particular Covenants and Warranties
of Mortgagor

          2.1           Payment of the Indebtedness. Mortgagor will duly and punctually pay the Indebtedness, including each and every obligation owing on account of the Notes.

          2.2           Warranties. Mortgagor represents and warrants that (a) the oil and gas leases described in Exhibit A hereto are valid, subsisting leases, superior and paramount to all other oil and gas leases respecting the properties to which they pertain, (b) all producing wells either described on Exhibit A or located on the lands described in Exhibit A have been drilled, operated and produced in conformity with all applicable laws, rules and regulations of all authorities having jurisdiction, and are subject to no penalties on account of past production, and such wells are in fact bottomed under and are producing from, and the well bores are wholly within, the leases described in Exhibit A, (c) Mortgagor, to the extent of the interest specified in Exhibit A, has valid, good and marketable title to, and is the legal and beneficial owner of, each property right or interest constituting the Mortgaged Property and has a good and legal right to grant, convey and mortgage the same to Trustee, it being understood that Mortgagor's interest in each oil and gas lease shall exceed Mortgagor's net interest in production from such lease to the extent of Mortgagor's proportionate share of the burden of all royalties, overriding royalties and other such payments out of production, (d) the Mortgaged Property is free from all encumbrances or liens whatsoever, except as may be specifically set forth in Exhibit A or as permitted by the provisions of Section 2.5(e) hereof, and (e) Mortgagor is not obligated, by virtue of any prepayment under any contract providing for the sale by Mortgagor of Hydrocarbons which contains a "take or pay" clause or under any similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor. Mortgagor will warrant and forever defend the Mortgaged Property unto Trustee against every person whomsoever lawfully claiming the same or any part thereof, and Mortgagor will maintain and preserve the lien and security interest hereby created so long as any of the Indebtedness remains unpaid.

          2.3           Further Assurances. Mortgagor will execute and deliver such other and further instruments and will do such other and further acts as in the opinion of Trustee may be necessary or desirable to carry out more effectually the purposes of this instrument, including, without limiting the generality of the foregoing, (a) prompt correction of any defect which may hereafter be discovered in the title to the Mortgaged Property or in the execution and acknowledgment of this instrument, any Note, or any other document executed in connection herewith, and (b) prompt execution and delivery of all notices to parties producing, purchasing or receiving proceeds of production from the Mortgaged Property, and all division orders or transfer orders, any of which, in the opinion of Lender, is needed to transfer effectually or to assist in transferring effectually to Lender the assigned proceeds of production from the Mortgaged Property.

          2.4           Taxes. Subject to Mortgagor's right to contest the same, Mortgagor will promptly pay all taxes, assessments and governmental charges legally imposed upon this instrument or upon the Mortgaged Property, or upon the interest of Trustee or Lender therein, or upon the income and profits thereof.

          2.5           Operation of the Mortgaged Property. So long as the Indebtedness or any part thereof remains unpaid, and whether or not Mortgagor is the operator of the Mortgaged Property, Mortgagor shall, at Mortgagor's own expense:

          (a)           Do all things necessary to keep unimpaired Mortgagor's rights in the Mortgaged Property and not, except in the ordinary course of business, abandon any well or forfeit, surrender or release any oil and gas lease or any rights in the Mortgaged Property, or enter into any operating agreement with respect to the Mortgaged Property, without the prior written consent of Trustee;

          (b)           Cause the lands described in Exhibit A to be maintained, developed, protected against drainage, and continuously operated for the production of Hydrocarbons in a good and workmanlike manner as would a prudent operator, and in accordance with generally accepted practices, applicable operating agreements, and all applicable federal, state and local laws, rules and regulations, excepting those being contested in good faith;

          (c)           Cause to be paid, promptly as and when due and payable, all rentals and royalties payable in respect of the Mortgaged Property, and all expenses incurred in or arising from the operation or development of the Mortgaged Property;

          (d)           Cause the Operating Equipment to be kept in prime working order and all repairs, renewals, renovations, replacements, additions and improvements thereof or thereto, as would a prudent operator needful to the production of Hydrocarbons from the lands described in Exhibit A, to be promptly made;

          (e)           Cause the Mortgaged Property to be kept free and clear of liens, charges and encumbrances of every character, other than (1) the lien and security interest hereof, (2) taxes constituting a lien but not due and payable, (3) defects or irregularities in title, and liens, charges or encumbrances, which are not such as to interfere materially with the development, operation or value of the Mortgaged Property and not such as to affect materially title thereto, (4) those set forth or referred to in Exhibit A, (5) those being contested by Mortgagor in good faith in such manner as not to jeopardize Trustee and

Lender's rights in and to the Mortgaged Property, and (6) those consented to in writing by Trustee; and

          (f)           Carry the insurance required by Section 7.1.12 of the Credit Agreement.

           2.6           Recording, etc. Mortgagor will promptly, and at Mortgagor's expense, record, register, deposit and file this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to preserve, protect and renew the lien and security interest hereof as a first lien on and prior perfected security interest in real or personal property, as the case may be, and the rights and remedies of Trustee and of Lender, and otherwise will do and observe all things or matters necessary or expedient to be done or observed by reason of any law or regulation of any State or of the United States of America or of any other competent authority, for the purpose of effectively creating, maintaining and preserving the lien and security interest hereof on and in the Mortgaged Property.

          2.7           Sale or Mortgage of the Mortgaged Property by Mortgagor. Except for sales of severed Hydrocarbons in the ordinary course of Mortgagor's business and the lien and security interest created by this instrument, Mortgagor will not sell, convey, mortgage, pledge, pool, unitize or otherwise dispose of or encumber the Mortgaged Property nor any portion thereof, nor any of Mortgagor's right, title or interest therein, without first securing the written consent of Trustee and Lender; and Mortgagor will not enter into any arrangement with any gas pipeline company or other consumer of Hydrocarbons regarding the Mortgaged Property whereby said gas pipeline company or consumer may set off any claim against Mortgagor by withholding payment for any Hydrocarbons actually delivered.

          2.8           Records, Statements and Reports. Mortgagor will keep proper books of record and account in which complete and correct entries will be made of Mortgagor's transactions in accordance with generally accepted accounting principles and will furnish or cause to be furnished to Lender such information concerning the business, affairs and financial condition of Mortgagor as Trustee or Lender may from time to time reasonably request.

          2.9           No Governmental Approvals. Mortgagor represents and warrants that no approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is necessary to authorize the execution and delivery of this instrument or of the Note, or to authorize the observance or performance by Mortgagor of the covenants herein or in the Note contained, or that such approvals as are required have been obtained or will be obtained promptly.

          2.10           Right of Entry. Mortgagor will permit Trustee or Lender, or the agents of either of them, at the cost and expense of Mortgagor, to enter upon the Mortgaged Property and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof.

ARTICLE III
Assignment of Production

          3.1           Assignment. As further security for the payment of the Indebtedness, Mortgagor hereby transfers, assigns, warrants and conveys to Lender, effective as of July 1, 1999, at 7:00 A.M., Houston, Texas time, all Hydrocarbons which are thereafter produced from and which accrue to the Mortgaged Property, and all proceeds therefrom until the final payment of the Indebtedness and the release or cancellation of the Mortgage. All parties producing, purchasing or receiving any such Hydrocarbons, or having such, or proceeds therefrom, in their possession for which they or others are accountable to Lender by virtue of the provisions of this Article, are authorized and directed to treat and regard Lender as the assignee and transferee of Mortgagor and entitled in Mortgagor's place and stead to receive such Hydrocarbons and all proceeds therefrom; and said parties and each of them shall be fully protected in so treating and regarding Lender and shall be under no obligation to see to the application by Lender of any such proceeds or payments received by it.

          3.2           Application of Proceeds. All payments received by Lender pursuant to Section 3.1 hereof shall be paid to Lender for application against the Obligations in the manner set forth in the Credit Agreement.

          3.3           No Liability of Lender in Collecting. Lender is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of Lender under this Article) and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received.

          3.4           Assignment Not a Restriction on Lender's Rights. Nothing herein contained shall detract from or limit the absolute obligation of Mortgagor to make payment of the Indebtedness regardless of whether the proceeds assigned by this Article are sufficient to pay the same, and the rights under this Article shall be in addition to all other security now or hereafter existing to secure the payment of the Indebtedness.

          3.5           Status of Assignment. Notwithstanding the other provisions of this Article, Trustee or any receiver appointed in judicial proceedings for the enforcement of this instrument shall have the right to receive all of the Hydrocarbons herein assigned and the proceeds therefrom after any Note has been declared due and payable in accordance with the provisions of Section 4.1 hereof and to apply all of said proceeds as provided in Section 3.2 hereof. Upon any sale of the Mortgaged Property or any part thereof pursuant to Article V, the Hydrocarbons thereafter produced from the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article.

          3.6           Indemnity. Mortgagor agrees to indemnify Trustee and Lender against all claims, actions, liabilities, judgments, costs, attorneys' fees or other charges of whatsoever kind or nature (all hereinafter in this Section called "claims") made against or incurred by them or any of them as a consequence of the assertion, either before or after the payment in full of the Indebtedness, that they or any of them received Hydrocarbons herein assigned or the proceeds thereof claimed by third persons, and Trustee and Lender shall have the right to defend against any such claims, employing attorneys therefor, and unless furnished with reasonable indemnity, they or any of them shall have the right to pay or compromise and adjust all such claims. Mortgagor will indemnify and pay to Trustee or Lender any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against Trustee and Lender or any of them. The obligations of Mortgagor as hereinabove set forth in this Section shall survive the release, termination, foreclosure or assignment of this instrument or any sale hereunder.

ARTICLE IV
Events of Default

          4.1           Events of Default Hereunder. In case any one or more of the following "events of default" shall occur and shall not have been remedied:

          (a)           default in the payment of principal of or interest on any Note (including the Loan Note), or in the payment of any other Indebtedness secured hereby, when due;

          (b)          the occurrence of an Event of Default (other than any relating to non-payment of principal of or interest on the Note) under the terms and provisions of any Loan Document and the continuance of such Event of Default for the applicable period of grace, if any;

          (c)           any warranty or representation made by Mortgagor herein or in any other Loan Document shall be untrue in any respect;

          (d)           failure by Mortgagor, within ten (10) days after notice thereof from Lender, to cure a default in the due performance or observance of any covenant or agreement contained in this instrument and not constituting a default in the payment of principal of or interest upon any Note or in the payment of any other Indebtedness;

          (e)           any of the Mortgaged Property shall be seized or taken by any governmental or similar authority, or any order of attachment, garnishment or any other writ shall be issued, or any other lawful creditor's remedy shall be exercised or attempted to be exercised, with respect thereto; or

          (f)           the title of Mortgagor to the Mortgaged Property or any part thereof shall become the subject matter of litigation which would or might, in Lender's opinion, result in substantial impairment or loss of the security provided by this instrument and upon notice by Lender to Mortgagor such litigation is not dismissed within 30 days of such notice, then and in any such event Lender, at its option, may declare the entire unpaid principal of and the interest accrued on the Notes and all other Indebtedness secured hereby to be forthwith due and payable, without any notice or demand of any kind, both of which are hereby expressly waived.

ARTICLE V
Enforcement of the Security

          5.1           Power of Sale of Real Property Constituting a Part of the Mortgaged Property. Upon the occurrence of an event of default and if such event shall be continuing, Trustee shall have the right and power to sell, to the extent permitted by law, at one or more sales, as an entirety or in parcels, as they may elect, the real property constituting a part of the Mortgaged Property, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as Trustee may deem appropriate, and to make conveyance to the purchaser or purchasers; and Mortgagor shall warrant title to such real property to such purchaser or purchasers. Trustee may postpone the sale of all or any portion of such real property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and Trustee may make other and successive sales until all of the trust estate be legally sold.

          5.2           Rights of Trustee with Respect to Personal Property Constituting a Part of the Mortgaged Property. Upon the occurrence of an event of default and if such event shall be continuing, Trustee will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code, including, but not limited to, the right to take possession of all personal property constituting a part of the Mortgaged Property, and for this purpose Trustee may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. Trustee may require Mortgagor to assemble such personal property and make it available to Trustee at a place to be designated by Trustee which is reasonably convenient to all parties. Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Trustee will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to Mortgagor at the address shown below the signatures at the end of this instrument at least five (5) days before the time of the sale or disposition.

          5.3           Rights of Trustee with Respect to Fixtures Constituting a Part of the Mortgaged Property. Upon the occurrence of an event of default and if such event shall be continuing, Trustee may elect to treat the fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and then proceed to exercise such rights as apply to such type of collateral.

          5.4           Judicial Proceedings. Upon occurrence of an event of default and if such event shall be continuing, Trustee, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy.

          5.5           Possession of the Mortgaged Property. It shall not be necessary for Trustee to have physically present or constructively in their possession at any sale held by Trustee or by any court, receiver or public officer any or all of the Mortgaged Property; and Mortgagor shall deliver to the purchasers at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to such purchaser at such sale as completely as if the same had been actually present and delivered.

          5.6           Certain Aspects of a Sale. Lender shall have the right to become the purchaser at any sale held by Trustee or by any court, receiver or public officer, and Lender shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the Notes after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein or appointment of any successor Trustee hereunder.

          5.7           Receipt to Purchaser. Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of Trustee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

          5.8           Effect of Sale. Any sale or sales of the Mortgaged Property, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, and Mortgagor's successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor or Mortgagor's successors or assigns. Nevertheless, Mortgagor, if requested by Trustee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

          5.9           Application of Proceeds. The proceeds of any sale of the Mortgaged Property, or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall be applied as follows:

          First: To the payment and satisfaction of all costs and expenses incurred by Trustee in the performance of their duties including, without limiting the generality of the foregoing, costs and expenses of any entry, or taking of possession, of any sale, or advertisement thereof, and of conveyances, and as well, court costs, compensation of agents and employees and legal fees.

          Second: To the payment of the Indebtedness in such order as the holders thereof may agree.

          Third: Any surplus thereafter remaining shall be paid to Mortgagor or Mortgagor's successors or assigns, as their interests shall appear.

           5.10           Mortgagor's Waiver of Appraisement, Marshalling and Other Rights. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this instrument or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, so far as Mortgagor or those claiming through or under Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws. Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, waives, to the extent that Mortgagor may lawfully do so, any and all right to have the Mortgaged Property marshalled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that Trustee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, further waives, to the full extent that Mortgagor may lawfully do so, any requirement for posting a receiver's bond or replevin bond or other similar type of bond if Trustee commences an action for appointment of a receiver or an action for replevin to recover possession of any of the Mortgaged Property. If any law in this paragraph referred to and now in force, of which Mortgagor or Mortgagor's successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this paragraph. Mortgagor hereby waives all rights of appraisement, sale, homestead or redemption allowed under any law. If Mortgagor is an individual, Mortgagor waives and releases all rights of dower, courtesy and homestead in the Mortgaged Property insofar as such rights may in any way affect the purposes of this instrument.

          5.11           Costs and Expenses. All costs and expenses (including attorneys' fees) incurred by Trustee or Lender in protecting and enforcing their rights hereunder, shall constitute a demand obligation owing by Mortgagor to the party incurring such costs and expenses and shall draw interest at an annual rate equal to the highest rate of interest from time to time accruing on the Loan Note plus four percent (4%) until paid, all of which shall constitute a portion of the Indebtedness.

          5.12           Sale of the Secured Property. The Trustee shall, whenever required by the Lender, or the assignee of the Lender, or the personal representative of any such assignee, after the debt due to such creditor shall have become payable and default shall have been made in the payment thereof, or any part thereof, by the Mortgagor or other person or firm owing such debt, or in the event of default in the performance of any other obligation undertaken by Mortgagor under this Mortgage or in the related credit agreement, note, contract, or other agreement or evidences of indebtedness, and if all other conditions precedent to sale by the trustee as expressed in this Mortgage shall have happened, sell the property conveyed by this Mortgage, or so much thereof as may be necessary, at public auction, for cash in hand on the day of sale, after having first given notice of such sale as prescribed by the laws of the State of West Virginia.

          5.13           Operation of the Mortgaged Property by Trustee. Upon the occurrence of an event of default and in addition to all other rights herein conferred on Trustee, Trustee (or any person, firm or corporation designated by Trustee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude Mortgagor, and Mortgagor's agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that Mortgagor shall be at the time entitled and in its place and stead. Trustee, or any person, firm or corporation designated by Trustee, may operate the same without any liability to Mortgagor in connection with such operations, except to use ordinary care in the operation of such properties, and Trustee or any person, firm or corporation designated by Trustee, shall have the right to collect, receive and receipt for all Hydrocarbons produced and sold from said properties, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells and to exercise every power, right and privilege of Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional wells) have been paid and the Indebtedness paid, said properties shall, if there has been no sale or foreclosure, be returned to Mortgagor.

ARTICLE VI
Miscellaneous Provisions

          6.1           Successor Trustee. Any Trustee may resign in writing addressed to Lender or may be removed at any time with or without cause by an instrument in writing duly executed by Lender. In case of the death, resignation or removal of Trustee, one or more successor Trustee may be appointed by Lender by instrument of substitution complying with any applicable requirements of law, and in the absence of any such requirement without formality other than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation this conveyance shall vest in the named successor Trustee or Trustees all the estate and title of the prior Trustee in all of the Mortgaged Property, and he or they shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the prior Trustee. All references herein to Trustee shall be deemed to refer to Trustee from time to time acting hereunder.

          6.2           Actions or Advances by Lender or Trustee. Each and every covenant herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense. If Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, Lender, or Trustee or any receiver appointed hereunder, may, but shall not be obligated to, take action and/or make advances to perform the same in Mortgagor's behalf, and Mortgagor hereby agrees to repay the expense of such action and such advances upon demand plus interest at an annual rate equal to the highest rate of interest from time to time accruing on the Loan Note plus two percent (2%) until paid or, in the event any promissory note evidences such indebtedness, upon the terms and conditions thereof. No such advance or action by Lender, Trustee or any receiver appointed hereunder shall be deemed to relieve Mortgagor from any default hereunder.

          6.3           Defense of Claims. Mortgagor will notify Trustee and Lender, in writing, promptly of the commencement of any legal proceedings affecting the lien or security interest hereof or the Mortgaged Property, or any part thereof, and will take such action, employing attorneys agreeable to Trustee and Lender, as may be necessary or appropriate to preserve Mortgagor's, Trustee's and Lender's rights affected thereby and/or to hold harmless Trustee and Lender in respect of such proceedings; and should Mortgagor fail or refuse to take any such action, Trustee or Lender may, upon giving prior written notice thereof to Mortgagor, take such action in behalf and in the name of Mortgagor and at Mortgagor's expense. Moreover, Lender or Trustee on behalf of Lender, may take such independent action in connection therewith as it or they may in its or their discretion deem proper, Mortgagor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at an annual rate equal to the highest rate of interest from time to time accruing on the Loan Note plus four percent (4%) until paid, will, on demand, be reimbursed, as appropriate, to Lender, Trustee or any receiver appointed hereunder. The obligations of Mortgagor as hereinabove set forth in this Section shall survive the release, termination, foreclosure or assignment of this instrument or any sale hereunder.

          6.4           Mortgaged Property to Revert. If the Indebtedness shall be fully paid and the covenants herein contained shall be well and truly performed, then all of the Mortgaged Property shall revert to Mortgagor and the entire estate, right, title and interest of Trustee and Lender shall thereupon cease; and Trustee and Lender in such case shall, upon the request of Mortgagor and at Mortgagor's cost and expense, deliver to Mortgagor proper instruments acknowledging satisfaction of this instrument.

          6.5           Renewals, Amendments and Other Security. Renewals and extensions of the Indebtedness may be given at any time and amendments may be made to agreements relating to any part of such Indebtedness or the Mortgaged Property and Trustee and Lender may take or may now hold other security for the Indebtedness, all without notice to or consent of Mortgagor. Trustee or Lender may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a first lien upon and prior perfected security interest in the Mortgaged Property not expressly released until the Notes and all other Indebtedness secured hereby are fully paid.

          6.6           Instrument an Assignment, etc. This instrument shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof.

          6.7           Limitation on Interest. No provision of this instrument or of the Notes shall require the payment or permit the collection of interest in excess of the maximum permitted by law or which is otherwise contrary to law. If any excess of interest in such respect is herein or in the Notes provided for, or shall be adjudicated to be so provided for herein or in the Notes, Mortgagor shall not be obligated to pay such excess.

          6.8           Unenforceable or Inapplicable Provisions. If any provision hereof or of the Notes is invalid or unenforceable in any jurisdiction, the other provisions hereof or of the Notes shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Trustee and Lender in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

          6.9           Rights Cumulative. Each and every right, power and remedy herein given to Trustee or Lender shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by Trustee or Lender, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Trustee or by Lender in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

          6.10           Waiver by Trustee. Any and all covenants in this instrument may from time to time by instrument in writing signed by Trustee be waived to such extent and in such manner as Trustee may desire, but no such waiver shall ever affect or impair either Trustee's or Lender's rights or liens or security interests hereunder, except to the extent specifically stated in such written instrument.

          6.11           Action by Individual Trustee. Any Trustee from time to time serving hereunder shall have the absolute right, acting individually, to take any action and to give any consent and to exercise any right, remedy, power, privilege or authority conferred upon Trustee, and any action taken by either Trustee from time to time serving hereunder shall be binding upon the other Trustee and no person dealing with either Trustee from time to time serving hereunder shall be obligated to confirm the power and authority of such Trustee to act without the concurrence of the other Trustee. In this instrument, the term "Trustee" shall mean Trustee hereinabove named, or either of them, as the context requires, and any successor Trustee.

          6.12           Successors and Assigns. This instrument is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of Trustee, their successors, and Lender, its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

          6.13           Article and Section Headings. The article and section headings in this instrument are inserted for convenience of reference and shall not be considered a part of this instrument or used in its interpretation.

          6.14           Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical, except that, to facilitate recordation or filing, in any particular counterpart portions of Exhibit A hereto which describe properties situated in counties other than the county in which such counterpart is to be recorded or filed may have been omitted.

          6.15           Special Filing as Financing Statement. This Mortgage and Deed of Trust shall likewise be a Security Agreement and a Financing Statement. This Mortgage and Deed of Trust shall be filed for record, among other places, in the real estate records of each county in which any portion of the real property covered by the oil and gas leases described in Exhibit A hereto is situated, and, when filed in such counties shall be effective as a financing statement covering fixtures located on oil and gas properties, which oil and gas properties (and accounts arising therefrom) are to be financed at the wellheads of the wells located on the real property described in Exhibit A hereto. At the option of Lender, a carbon, photographic or other reproduction of this instrument or of any financing statement covering the Mortgaged Property or any portion thereof shall be sufficient as a financing statement and may be filed as such.

          6.16           Notices. Any notice, request, demand or other instrument which may be required or permitted to be given or served upon Mortgagor shall be sufficiently given when mailed by first-class mail, addressed to Mortgagor at the address shown below the signatures at the end of this instrument or to such different address as Mortgagor shall have designated by written notice received by Lender or Trustee.

          6.17           References. References made in this Mortgage, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, corporations and other persons. As used in this Mortgage, "person" shall mean any natural person, corporation, company, partnership, trust, estate or other entity. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Mortgage have the meanings provided in the Credit Agreement.

          6.18           Choice of Law. Insofar as permitted by otherwise applicable law, this Mortgage shall be construed under and governed by the laws of the State of Texas; provided, however, that, with respect to any portion of the Subject Interests located outside of the State of Texas, the laws of the place where such property is located shall apply to the extent, and only to the extent, necessary to permit creation of this Mortgage and permit Lender and Trustee to enforce or realize upon their rights and remedies hereunder.

          IN WITNESS WHEREOF, Mortgagor has executed or caused to be executed this Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement on the day, month and year first above written.

MORTGAGOR AND DEBTOR ENERGY SEARCH, INCORPORATED By: Name: Charles P. Torrey, Jr. Title: Chief Executive Officer

The name and mailing address of Mortgagor is:

Energy Search, Incorporated
280 Ft. Sanders W. Blvd.
Suite 200
Knoxville, Tennessee 37922

Attention: Richard S. Cooper

SECURED PARTIES William C. Martin, Trustee SOUTHERN PRODUCER SERVICES, L.P. By: Name: David W. Stewart Title: Vice President

The names and mailing addresses of the Secured Parties are:

Southern Producer Services, L.P.
1200 Smith Street, Suite 2890
Houston, Texas 77002
Attention: Mr. Brian Shannon

ACKNOWLEDGMENTS

STATE OF TEXAS COUNTY OF HARRIS	) ) SS. )

          BE IT REMEMBERED that I, _________________________, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this ____ day of June~~,~~ 1999, there appeared before me Charles P. Torrey, Jr., the Chief Executive Officer of Energy Search, Incorporated, a Tennessee corporation, whose address is 280 Ft. Sanders W. Blvd., Suite 200, Knoxville, Tennessee 37922.

TEXAS	This instrument was acknowledged before me on this day by each such person as the designated officer of the company, corporation or association set opposite his name (or a Trustee, as the case may be) on behalf of said company, corporation or association set opposite his name (or of himself as Trustee, as the case may be).

OHIO	Before me personally appeared such persons known to me to be the persons who, as the officers of the corporation or association set opposite their names which executed the foregoing instrument (or as Trustee, as the case may be), signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation or association as such officers, respectively (or as Trustee, as the case may be); that the same is their free act and deed as such officers, respectively (or as Trustee, as the case may be), and (as the case may be) the free and corporate act and deed of the corporation or association set opposite their names; that (as the case may be) they were duly authorized thereunto by the board of directors of said corporation or association; and that (as the case may be) the seal affixed to said instrument is the corporate seal of said corporation or association.

WEST VIRGINIA	I, ____________________________ a notary of said county, do certify that Charles P. Torrey, Jr., who signed the writing above bearing the date the 23rd day of June~~,~~ 1999, for Energy Search, Incorporated, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

Witness my hand and official seal.

Notary Public Residing at

My commission expires:

ACKNOWLEDGMENTS

STATE OF TEXAS COUNTY OF HARRIS	) ) SS. )

          BE IT REMEMBERED that I, _________________________, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 23rd day of June, 1999, there appeared before me severally each of the following persons, each being either a Trustee or else the designated officer of the corporation or association set opposite his name, and each such Trustee, corporation and association being a party to the foregoing instrument:

        William C. Martin, a resident of Braxton County, West Virginia, whose address is 211 Main Street, Sutton, West Virginia 26601; and

TEXAS	This instrument was acknowledged before me on this day by each such person as the designated officer of the corporation or association set opposite his name (or a Trustee, as the case may be) on behalf of said corporation or association set opposite his name (or of himself as Trustee, as the case may be).

OHIO	Before me personally appeared such persons known to me to be the persons who, as the officers of the corporation or association set opposite their names which executed the foregoing instrument (or as Trustee, as the case may be), signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation or association as such officers, respectively (or as Trustee, as the case may be); that the same is their free act and deed as such officers, respectively (or as Trustee, as the case may be), and (as the case may be) the free and corporate act and deed of the corporation or association set opposite their names; that (as the case may be) they were duly authorized thereunto by the board of directors of said corporation or association; and that (as the case may be) the seal affixed to said instrument is the corporate seal of said corporation or association.

WEST VIRGINIA	I, ____________________________ a notary of said county, do certify that William C. Martin, who signed the writing above bearing the date the 23rd day of June~~,~~ 1999, for Southern Producer Services, L.P. (or as a Trustee, as the case may be), has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation (or of himself as Trustee, as the case may be).

Witness my hand and official seal.

Notary Public Residing at

My commission expires:

ACKNOWLEDGMENTS

STATE OF TEXAS COUNTY OF HARRIS	) ) SS. )

          BE IT REMEMBERED that I, _______________________, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this ____ day of June, 1999, there appeared before me David W. Stewart, a Vice President of Southern Producer Services, L.P., a Delaware limited partnership, whose address is 1200 Smith Street, Suite 2890, Houston, Texas 77002

TEXAS	This instrument was acknowledged before me on this day by each such person as the designated officer of the corporation or association set opposite his name (or a Trustee, as the case may be) on behalf of said corporation or association set opposite his name (or of himself as Trustee, as the case may be).

OHIO	Before me personally appeared such persons known to me to be the persons who, as the officers of the corporation or association set opposite their names which executed the foregoing instrument (or as Trustees, as the case may be), signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation or association as such officers, respectively (or as Trustees, as the case may be); that the same is their free act and deed as such officers, respectively (or as Trustees, as the case may be), and (as the case may be) the free and corporate act and deed of the corporation or association set opposite their names; that (as the case may be) they were duly authorized thereunto by the board of directors of said corporation or association; and that (as the case may be) the seal affixed to said instrument is the corporate seal of said corporation or association.

WEST VIRGINIA	I, ____________________________ a notary of said county, do certify that David W. Stewart, who signed the writing above bearing the date the 23rd day of June, 1999, for Southern Producer Services, L.P. (or as a Trustee, as the case may be), has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation (or of himself as Trustee, as the case may be).

Witness my hand and official seal.
Notary Public Residing at

My commission expires:

THIS INSTRUMENT WAS PREPARED BY:
Francis R. Bradley III, Esq.
Mayer, Brown & Platt
700 Louisiana, Suite 3600
Houston, TX 77002